Exhibit 10.25

AMENDMENT

TO THE

STOCK PURCHASE AGREEMENT

This Amendment to the Stock Purchase Agreement (this "Amendment") is made and entered into as of the 17th day of November, 2008, by and between TELIFONDA (CAYMAN) LTD., a Cayman Island corporation (the "Buyer"), and AURELIO RESOURCE CORPORATION, a Nevada corporation (the "Seller"). All capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement (as defined hereinafter).

WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of September 30, 2008 (the "Original Agreement");

WHEREAS, the Parties have restructured certain aspects of the transaction, including the consideration paid at the Closing by the Buyer; and

WHEREAS, in connection with such changes and in order to consummate the Closing, the Parties desire to amend the Original Agreement in the manner set forth below; and

WHEREAS, all references to the "Agreement" in this Amendment or in the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The third full paragraph of the Agreement (in the introductory section) is hereby amended by deleting such paragraph in its entirety and inserting the following in place thereof:

"This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Target in return for cash consideration, granting a net smelter return royalty from certain real property assets of the Target and loaning additional proceeds to a wholly-owned subsidiary of the Seller."

2. Section 1 of the Agreement is hereby amended by inserting each of the following defined terms in respective alphabetical order in Section 1:

"Loan Agreement means that certain Loan Agreement to be entered between the Buyer and [Aurelio subsidiary], a Nevada [corporation], dated as of the Closing Date, a form of which is attached hereto as Exhibit B-4."

"Loan Note means that certain unsecured promissory note to be issued in favor of [Aurelio subsidiary], a Nevada [corporation], by Buyer, dated as of the Closing Date, a form of which is attached hereto as Exhibit B-5."

3. Section 2(b) of the Agreement is hereby amended by deleting Section 2(b) in its entirety and inserting the following in place thereof:

"Purchase Price. As consideration for the sale and transfer of the Target Shares, the Buyer agrees to (i) pay to the Seller at the Closing a cash consideration in the amount of $2,500,000 (in words: US Dollars Two Million Five Hundred Thousand) (the "Cash Consideration") by (x) offsetting the Cash Consideration against the Bridge Loan, (y) subject to Section 2(e) below, delivery of cash for the balance of the Cash Consideration payable by wire transfer or delivery of other immediately available funds, (ii) pay to [Aurelio subsidiary], a Nevada [corporation], at the Closing cash in the amount of $1,450,000 (in words: US Dollars One Million Four Hundred Fifty Thousand) pursuant to the Loan Agreement and the Loan Note (the "Loan Consideration") payable by wire transfer or delivery of other immediately available funds and (iii) grant to the Seller at the Closing a three percent (3%) net smelter return royalty from the minerals product derived from the Initial Bolsa Real Property Assets (the "Bolsa NSR") by entering into the Net Smelter Return Royalty Agreement substantially in the form attached hereto as Exhibit B-2 (the "Bolsa NSR Agreement")."

4. Section 2(d) of the Agreement is hereby amended by deleting Section 2(d) in its entirety and inserting the following in place thereof:

"Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all the Target Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will deliver to the Seller the Cash Consideration and Loan Consideration specified in Section 2(b) above, (v) the Buyer will deliver to the Seller (A) the Bolsa NSR Agreement and (B) the Net Smelter Return Royalty Agreement executed by Seller, Minera Milenium S.A. de C.V., a corporation duly organized under the laws of the Republic of Mexico ("Minera"), and Buyer (or its designee) relating to certain real property assets owned or leased by Minera in the form attached hereto as Exhibit B-3 (the "Minera NSR Agreement") and (vi) the Buyer (or its designee) will pay to [Minera] cash consideration in the amount of $50,000 (in words: US Dollars Fifty Thousand) pursuant to the Minera NSR Agreement."

5. Section 7(a)(vii) of the Agreement is hereby amended by deleting Section 7(a)(vii) in its entirety and inserting the following in place thereof:

"the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits B-1 through B-5 attached hereto and the same shall be in full force and effect;"

6. Section 7(b)(vi) of the Agreement is hereby amended by deleting Section 7(b)(vi) in its entirety and inserting the following in place thereof:

"the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits B-1 through B-5 attached hereto and the same shall be in full force and effect;"

7. The Minera NSR Agreement attached as Exhibit B-3 to the Agreement shall be amended, restated and replaced with the form attached as Exhibit B-3 to this Amendment and pursuant to Section 11(m) of the Agreement is hereby incorporated by reference and made a part of the Agreement.

8. Exhibit B-4 and Exhibit B-5 to this Amendment shall be Exhibit B-4 and Exhibit B-5 to the Agreement and pursuant to Section 11(m) of the Agreement are hereby incorporated by reference and made a part of the Agreement.

9. In accordance with Section 11(i) of the Agreement, the Parties by executing below, hereby consent and agree to amend the Original Agreement as provided for herein and to be bound by the additional terms and conditions set forth herein.

10. Except as specifically modified by this Amendment, the Agreement is hereby reaffirmed in its entirety by the Parties and shall continue in full force and effect.

11. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Arizona.

12. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Originally executed counterparts delivered via facsimile or other electronic means (e.g., .pdf) shall have the same force and effect as originals.

4008809_2.DOC

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first written above.

TELIFONDA (CAYMAN) LTD.

/s/ M. Thissen, /s/ H. van Neutegem
By: Amicorp Management Limited

Title: Director

Name: M. Thissen and H. van Neutegem

Title: Directors

AURELIO RESOURCE CORPORATION

/s/ David S. Johnson
By:

Name: David S. Johnson

Title: Executive Chairman

EXHIBIT B-3

MINERA NSR AGREEMENT

See attached.

EXHIBIT B-4

LOAN AGREEMENT

See attached.

EXHIBIT B-5

LOAN NOTE

See attached.